                                                                EXHIBIT 10.10


                              SECURITY AGREEMENT

                 This SECURITY AGREEMENT is made as of the 31st day of July, 1996 by FUNDEX GAMES, INC. (f/k/a Third Quarter, Inc.), a Nevada corporation, with its principal place of business at 3750 W. 16th Street, Indianapolis, Indiana 46222 ("Debtor"), in favor of PARADIGM VENTURE INVESTORS, LLC, an Illinois limited liability company ("Paradigm"), with an address at 95 Revere Drive, Suite A, Northbrook, Illinois 60062, as agent (in such capacity, "Agent") for the parties listed on the signature pages hereto (collectively, the "Secured Parties" and each individually a "Secured Party").

                 1.       DEFINITIONS.

                 As used in this Agreement,

                 "Agent" means Paradigm, in its capacity as agent for and on behalf of the Secured Parties.

                 "Agreement" means this Security Agreement, as it may be amended, modified or supplemented from time to time.

                 "Business Day" means a day other than Saturday or Sunday on which banks are open for business in Chicago, Illinois.

                 "Collateral" means all personal property and interests in personal property now owned or hereafter acquired by Debtor in or upon which a security interest, lien or mortgage has been, or is now or hereafter, granted to Agent, on behalf of the Secured Parties by Debtor, whether under this Agreement or under any of the other Security Documents.

                 "Debentures" means the Secured Debentures of even date herewith by Debtor issued in favor of the Secured Parties, with an aggregate principal amount of Five Hundred Thirty Thousand Dollars ($500,000), as such Debentures may be amended, modified or supplemented from time to time.

                 "Default" means the occurrence or existence of any of the events listed in Section 4 of this Agreement.

                 "Obligations" means all of Debtor's liabilities, obligations and indebtedness to the Secured Parties of any and every kind and nature, whether heretofore, now or hereafter owing, arising, due or payable and howsoever evidenced, created, incurred, acquired, or owing, whether primary, secondary, direct, contingent, fixed or otherwise (including, without limitation, obligations of performance) and whether arising or existing under written agreement, oral agreement or by operation of law, including, without limitation, all Debtor's indebtedness and obligations to the Secured Parties under (i) this Agreement, (ii) the Debentures or (iii) the other Security Documents. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys' fees and disbursements and any other sum chargeable under this Agreement, the Debentures, and the other Security Documents.

                 "Security Documents" means, collectively, this Agreement, the Debentures and all other agreements, instruments and documents now or hereafter executed and/or delivered by Debtor to the Secured Parties or the Agent, on behalf of the Secured Parties, in order to evidence or secure the Obligations, as each may be amended, modified or supplemented from time to time.

                 The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Terms used in this Agreement and not defined herein or in the Debentures shall have the meanings given such terms in the Code, as defined in Section 2.1 below.

                 2.       SECURITY INTEREST.

                 2.1 Grant of Security Interest. To secure payment and performance of the Obligations, Debtor hereby grants to the Agent a right of setoff against and a continuing security interest in and to all of Debtor's now existing or owned and hereafter arising or acquired: (a) accounts (including, without limitation, all accounts receivable), chattel paper, claims, contract rights, leases and rental income thereunder, leasehold interests, letters of credit, instruments and documents ("Accounts"), and all goods sold, leased or otherwise disposed of by Debtor which have given rise to Accounts and which have been returned to or repossessed or stopped in transit by Debtor; (b) all patents, copyrights and trademarks, and all applications for and registrations of the foregoing, all franchise rights, tradenames, goodwill, beneficial interests, rights to tax refunds and all other general intangibles of any kind or nature whatsoever ("General Intangibles"); (c) all inventory and goods of the Debtor, wherever located, whether in transit, held by others for the Debtor's account, covered by warehouse receipts, purchase orders or contracts, or in the possession of any carriers, forwarding agents, truckers, warehousemen, vendors or other persons, including, without limitation, all raw materials, work-in-process, finished merchandise, supplies, goods, incidentals, office supplies, packaging materials and all materials used or consumed in Debtor's business ("Inventory"); (d) goods (other than Inventory), including all returned, reconsigned and repossessed goods, machinery, equipment, vehicles, appliances, furniture, furnishings and fixtures ("Equipment"); (e) monies, reserves, deposits, certificates of deposit and deposit accounts and interest or dividends thereon, guaranties, securities, cash, cash equivalents and other property whether or not in the possession or under the control of Agent, any Secured Party or their respective bailee;

(f) all books, records, computer records, ledger cards, programs and other computer materials, customer and supplier lists, invoices, orders and other property and general intangibles at any time evidencing or relating to the contents thereof ("Records"); (g) all accessions to any of the foregoing and all substitutions, renewals, improvements and replacements of and additions thereto; (h) all other property of Debtor, real and personal; and (i) all products and proceeds of the foregoing (whether such proceeds are in the form of cash, cash equivalents, proceeds of insurance policies, Accounts, General Intangibles, Inventory, Equipment, Records or otherwise). Debtor further assigns to Agent Debtor's right of stoppage in transit and Debtor's right to reclaim goods from customers and Account Debtors (as hereinafter defined) under
Section 2-702 of the Illinois Uniform Commercial Code, as amended (the "Code"). Debtor, Agent and the Secured Parties hereby acknowledge their mutual intention that the security interest granted herein will attach to Collateral when Debtor executes and delivers this Agreement or, in the case of any Collateral acquired by Debtor after the execution and delivery hereof, upon Debtor first acquiring rights therein. Debtor hereby acknowledges and agrees, subject hereto, that Debtor has rights in the Collateral and that value has been given.

                 2.2 Preservation of Collateral and Perfection of Security Interests Therein. Until all of the Obligations of Debtor shall have been indefeasibly paid and satisfied in cash, Agent shall be entitled to retain its security interests in and to all existing Collateral, and all proceeds and products thereof. Debtor agrees that it shall execute and deliver to Agent, concurrently with the execution of this Agreement, and at any time or times hereafter at the request of Agent, all financing statements or other documents (and pay the cost of filing or recording the same in all public offices deemed necessary by Agent) as Agent may request, in a form satisfactory to Agent, to perfect and keep perfected the security interests in the Collateral or to otherwise protect and preserve the Collateral and Agent's security interests therein. Should Debtor fail to do so, Agent is authorized to sign any such financing statements as Debtor's agent. Debtor further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

                 2.3 Loss of Value of Collateral. Debtor agrees to notify Agent promptly of any material loss or depreciation in the value of the Collateral, other than loss or depreciation occurring in the ordinary course of Debtor's business.

                 3.       REPRESENTATIONS, WARRANTIES AND COVENANTS.

                 3.1 Recordkeeping. Debtor covenants with Agent that Debtor shall at all times hereafter keep accurate and complete records of its finances, in accordance with sound accounting practices and generally accepted accounting principles, all of which records shall be available for inspection during Debtor's usual business hours at the request of any of Agent's officers, employees or agents.

                 3.2 Asset Warranties. Debtor represents and warrants to Agent and each Secured Party that the Collateral is located on one of the premises listed on Schedule A attached hereto and made a part hereof and is not in transit. None of the Collateral will be removed from such locations without prior written notice to Agent, except for use or sale in the ordinary course of business. The Collateral is not subject to any lien, encumbrance, mortgage or security interest whatsoever except for the security interests granted to Agent. Debtor shall not permit any lien, encumbrance, mortgage or security interest whatsoever to attach to any of the Collateral, except in favor of Agent.

                 3.3 Verification of Accounts. After the occurrence of a Default hereunder, Agent shall have the right, at any time or times thereafter, in Agent's name, in the name of a nominee of Agent or in Debtor's name, to verify the validity, amount or any other matter relating to any Accounts, by mail, telephone, telegraph or otherwise.

                 3.4 Appointment of Agent as Debtor's Attorney-in-Fact. Debtor hereby irrevocably designates, makes, constitutes and appoints Agent (and all persons designated by Agent in writing to Debtor) as Debtor's true and lawful attorney-in- fact, and authorizes Agent, in Debtor's or Agent's name, to do the following: (a) at any time, (i) endorse Debtor's name upon any items of payment or proceeds thereof and deposit the same in Agent's account on account of the Obligations; (ii) endorse Debtor's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account of Debtor or any goods pertaining thereto; (iii) sign Debtor's name on any verification of Accounts of Debtor and notices thereof to any person or entity obligated on or under an Account or, if appropriate, General Intangibles (an "Account Debtor"), as provided in Section 3.3 hereof; (iv) take control in any manner of any item of payment on or proceeds of any Account of Debtor and apply such item of payment or proceeds to the Obligations; and (v) have access to any lock box into which any of Debtor's mail is deposited, and open and process all mail addressed to Debtor and deposited therein; and (b) at any time after the occurrence of a Default, (i) demand payment of Accounts of Debtor;
(ii) enforce payment of accounts of Debtor by legal proceedings or otherwise;

(iii) exercise all of Debtor's rights and remedies with respect to proceedings brought to collect any Account; (iv) sell or assign any Account of Debtor upon such terms, for such amount and at such time or times as Agent deems advisable;
(v) settle, adjust, compromise, extend or renew any Account of Debtor; (vi) discharge and release any Account of Debtor; (vii) prepare, file and sign Debtor's name on any proof of claim in bankruptcy or other similar document against any Account Debtor; (viii) have access to any postal box of Debtor and notify the post office authorities to change the address for delivery of Debtor's mail to an address designated by Agent; and (ix) do all other acts and things which are necessary, in Agent's discretion, to fulfill Debtor's Obligations under this Agreement. Agent shall not exercise its rights arising as a result hereof until after the occurrence of a Default hereunder.

                 3.5 Notice to Account Debtors. Following the occurrence of a Default under this Agreement, Agent may, in its sole discretion, at any time or times, without prior notice to Debtor, notify any or all Account Debtors that the Accounts of Debtor have been assigned to Agent, that Agent has a security interest therein, and that all payments upon such Accounts be made directly to Agent or as otherwise specified by Agent.

                 3.6 Safekeeping of Assets and Asset Covenants. Agent shall not be responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to all or any part of the Collateral; (c) any diminution in the value of all or any part of the Collateral; or (d) any act or default of any carrier, warehouseman, processor, bailee, forwarding agency or any other person with respect to all or any part of the Collateral. All risk of loss, damage, destruction or diminution in value of all or any part of the Collateral of Debtor shall be borne by Debtor.

                 3.7 Insurance. Debtor shall insure the Collateral at all times against all hazards specified by Agent, including, without limitation, fire, theft and risks covered by extended coverage insurance, and such policies shall be payable to Agent as its interest may appear. Such policies of insurance shall be satisfactory to Agent as to form, amount and insurer. If requested by Agent, Debtor shall furnish certificates, policies or endorsements to Agent as proof of such insurance, and if Debtor fails to do so, Agent is authorized but not required to obtain such insurance at Debtor's expense. All policies shall provide for at least thirty (30) days prior written notice to Agent of cancellation or non-renewal. Agent may act as attorney-in-fact for Debtor in making, adjusting and settling any claims under any such insurance policies. Debtor hereby assigns to Agent all of its right, title and interest to any insurance policies insuring the Collateral, including, without limitation, all rights to receive the proceeds of insurance, and directs all insurers to pay all such proceeds directly to Agent and authorizes Agent to endorse Debtor's name on any instrument for such payment.

                 3.8 Transfer of Collateral. Debtor shall not sell, lease, transfer, assign or otherwise dispose of any of the Collateral or any interest therein without the prior written consent of Agent in each instance, except Inventory sold to buyers in the ordinary course of business.

                 3.9 Damage to Collateral. Debtor shall immediately notify Agent in writing of any destruction of, or any substantial damage to, any of the Collateral.

                 3.10 Change of Place of Business. Debtor shall immediately notify Agent in writing of any change in any of its place of business or the opening of any new place of business.

                 3.11 Payment of Taxes. Debtor shall pay when due all taxes, license fees and assessments relating to the Collateral, unless such items are being contested in good faith by appropriate procedures and Debtor has established appropriate (in Secured party's opinion) reserves therefor.

                 3.12 Maintenance. Debtor shall keep the Collateral in good condition and repair, reasonable wear and tear excepted. Debtor shall be liable to Agent for any expenditures by Agent or any Secured Party for the maintenance and preservation of the Collateral, including, without limitation, taxes, levies, insurance and repairs, and for the repossession, holding, preparation for sale, and the sale or other disposition, of the Collateral (including, without limitation, attorneys' and accountants' fees and expenses), as well as all damages for breach of warranty, misrepresentation, or breach of covenant by Debtor, and all such liabilities shall be included in the definition of Obligations herein, shall be secured by the security interest granted herein, and shall be payable upon demand.

                 3.13 Inspection. Debtor shall at all times during normal business hours allow Agent or its agents to examine and inspect the Collateral wherever located as well as Debtor's books and records, and to make extracts and copies of them, it being understood that Agent shall use reasonable efforts in the normal course of its operations to keep confidential all such information that (a) is not in the public domain, and (b) is not required to be disclosed by any court, agency or authority of competent jurisdiction, provided, however, that the requirement to keep such information confidential shall not apply to the extent necessary in order for Agent to foreclose on or otherwise deal with the Collateral in the Secured Parties' best interests upon the occurrence of a Default.

                 3.14 Segregation of Collateral. All inventory or Debtor's premises, for equipment of other parties at any time located on Debtor's processing or otherwise, shall be segregated from the Collateral and shall be clearly marked as being the inventory or equipment of such other party.

                 3.15 Mergers, Etc. Debtor shall not become a party to any consolidation, merger, liquidation or dissolution or organize, purchase, assume or acquire any subsidiary or joint venture or partnership interest or interest in any other business entity, without the prior written consent of Agent.

                 3.16 Distributions to Shareholders. Except for monthly payments to the shareholders of Seven Thousand Four Hundred Dollars ($7,400) for the payment of interest, Debtor shall not declare or pay any dividend or return any capital to any of its stockholders on account of any of its capital stock; advance or loan any sum to any of its stockholders, directors or officers in an aggregate amount; pay any management or consulting fees to any affiliated entity; redeem, repurchase or otherwise acquire any of its outstanding capital stock; or guarantee any obligations of any director of officer.

                 3.17 Change of Name. Debtor shall notify Agent of any intended change of Debtor's name, and will notify Agent when such change becomes effective.

                 3.18 Organization. Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of
Nevada.   Debtor is duly qualified and in good standing in each state in which the failure to so qualify would have a material adverse effect on its business. Effective August 28, 1996, Third Quarter, Inc. was merged with and into Fundex, Inc., and each act required to be taken by or on the part of such companies to effectuate such merger has been duly and properly taken.

                 3.19 Authority. Debtor has full corporate right and power to enter into and perform its obligations under this Agreement and the other Security Documents. The execution, delivery and performance of this Agreement and the other Security Documents has been duly authorized by all necessary corporate action of Debtor, and this Agreement and the other Security Documents constitute valid and binding obligations of Debtor enforceable against Debtor in accordance with their respective terms, subject to applicable bankruptcy, reorganization, insolvency or similar laws affecting the enforcement of creditor's rights generally.

                 3.20 No Conflicts. The execution, delivery and performance by Debtor of this Agreement and each of the other

Security Documents do not and shall not: (a) contravene or constitute a default (or an event that, with due notice or the lapse of time, or both, would constitute a default) under or result in any breach of, or cause or permit the acceleration of the maturity of any debt or obligation pursuant to, Debtor's Articles of Incorporation or any document, commitment or other agreement to which Debtor is a party or by which any of Debtor's property is bound; or (b) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority applicable to Debtor.

                 3.21 Actions or Proceedings. There are no actions or proceedings which are pending or threatened against Debtor which might result in any material and adverse change in its financial condition or materially affect the Collateral pledged hereunder.

                 3.22 Violation of Law. Debtor is not in violation of any applicable federal, state, municipal or county statue, regulation or ordinance which may materially and adversely affect its business, property, assets, operations or conditions, financial or otherwise. Debtor agrees that, so long as any Obligations shall remain unpaid or outstanding, Debtor shall comply with all applicable laws, rules, regulations, and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon Debtor or upon Debtor's property.

                 3.23 Indebtedness. Debtor hereby agrees that it shall not, without the prior written consent of Agent, borrow from, become indebted to any person, proprietorship, partnership, trust, corporation, bank, insurance company or other financial institution or business entity other than the Secured Parties.

                 3.24 Issuance of Stock. Debtor shall not issue any capital stock, warrants or options therefor, or securities convertible or exchangeable into its capital stock if such issuance might hinder its ability to pay the Obligations or otherwise perform pursuant to this Agreement or any other Security Document, without the prior written consent of Agent.

                 3.25 Consents. All authorizations, consents, approvals, registrations, exemptions and licenses required to be obtained by Debtor or which are necessary for the borrowing contemplated by the Debentures and the Security Documents and the execution and delivery by Debtor of the Debentures and the Security Documents to which Debtor is a party, and the performance by Debtor of each of Debtor's obligations hereunder and thereunder, if any, have been obtained and are in full force and effect.

                 3.26 Use of Proceeds. Debtor will use the proceeds of the Debentures to finance the costs and expenses of completing an initial public offering and for working capital purposes.

                 3.27 Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of Debtor to Agent for purposes of or in connection with the Debentures or any transaction contemplated hereby is, and all other factual information hereafter furnished by or on behalf of Debtor to Agent will be, true and accurate in every material respect on the date as of which such information is dated or certified, and Debtor has not omitted and will not omit any material fact necessary to prevent such information from being false or misleading. Debtor has disclosed to Agent in writing all facts which might materially and adversely affect the credit, financial condition, affairs or prospects of Debtor, or Debtor's ability to perform Debtor's obligations under the Debentures.

                 3.28 Liens. Debtor shall not, without the prior written consent of Agent, create, incur, assume or suffer to exist any lien, security interest, encumbrance or other claim of any nature whatsoever on any of its assets, including, without limitation, the Collateral, other than the security interest granted in favor of Agent.

                 3.29 Financial Information. As soon as practicable, but in no event later than the tenth (10th) day after the last day of each month in which Obligations remain unpaid, Debtor shall deliver, or cause to be delivered, to Agent financial statements fairly and accurately presenting the financial status of Debtor, including, without limitation, Balance Sheets, Statements of Changes in Financial Condition, and Income Statements (collectively, the "Statements"), in form and substance acceptable to Agent. To the best of Debtor's knowledge, Debtor is in compliance with the requirements of all applicable laws, rules, regulations, and orders of all federal and state governmental authorities and agencies.

                 4.       DEFAULTS; RIGHTS AND REMEDIES OF AGENT.

                 4.1      Defaults.  Each of the following occurrences shall
                   constitute a "Default" under this Agreement:

                 (a) Debtor's failure to pay when due any of the payment obligations under this Agreement or under the Debentures.

                 (b) Debtor's failure or neglect to perform, keep or observe any of the covenants, conditions, promises or agreements, other than payment obligations, under this Agreement or any other Security Document.

                 (c) The occurrence of any default by Debtor, or Debtor's failure or neglect to perform, keep or observe any of the covenants, conditions, promises or agreements contained in one or more of the Security Documents.

                 (d) Any representation or warranty made or deemed made by Debtor to Agent or the Secured Parties herein or in any of the other Security Documents or in any written statement or certificate at any time given pursuant to any of the Security Documents is false or misleading in any material respect on the date made.

                 (e) Debtor uses any amounts received from Agent or any Secured Party for any purpose other than its reasonable working capital needs and to finance the costs and expenses of completing an initial public offering.

                 (f)      A judgment or order shall be rendered against Debtor.

                 (g) A notice of lien, levy, or assessment is filed or recorded with respect to all or a material part of the assets of Debtor or the Collateral by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipality or other governmental agency or any taxes or debts owing at any time or times hereafter to any one or more of them become a lien upon all or a material part of the Collateral.

                 (h) All or any part of the Collateral is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors.

                 (i) A proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed against Debtor, which proceeding is either consented to by Debtor or not dismissed, vacated or stayed within thirty (30) days after the filing thereof, or a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statue is filed by Debtor, or Debtor makes an assignment for the benefit of creditors, or Debtor takes any corporate action to authorize any of the foregoing.

                 (j) Debtor voluntarily or involuntarily dissolves or is dissolved.

                 (k) Debtor becomes insolvent or fails generally to pay its debts as they become due.

                 (l) Debtor is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business affairs.

                 (m) A breach by Debtor shall occur under any material agreement, document or instrument (other than an agreement, document or instrument evidencing the lending of money), whether heretofore, now or hereafter existing between Debtor and any other person, and such breach shall continue beyond any applicable cure period contained in such agreement, document or instrument.

                 (n) A breach by Debtor shall occur under any agreement, document or instrument evidencing the lending or borrowing of money whether theretofore, now or hereafter existing between Debtor and any other person, and the effect thereof would be to permit the acceleration of the indebtedness thereunder.

                 (o) There shall occur any loss, theft, substantial damage or destruction of any item or items of Collateral (a "Loss") if the amount of such Loss with respect to which an insurer has not admitted liability within a reasonable time (as determined by Agent) after the occurrence of such Loss.

                 (p) A material and adverse change shall occur in the operations or financial condition of Debtor.

                 4.2      Rights and Remedies.

                 (a) Rights and Remedies Generally. Upon the occurrence of a Default described in clause (i) of Section 4.1, all of the Obligations of Debtor shall immediately and automatically, without notice of any kind, be immediately due and payable; and upon the occurrence of any other Default, any or all of the Obligations may, at the option of the Agent, and without presentment, demand, protest or notice of any kind (all of which are hereby expressly waived), be declared, and thereupon shall become, immediately due and payable. In addition, upon the occurrence of a Default, Agent shall have, in addition to any other rights and remedies contained in this Agreement, the Debentures or in any of the other Security Documents, all of the rights and remedies of a secured party under the Uniform Commercial Code, as then in effect in Illinois, or other applicable laws, all of which rights and remedies shall be cumulative, and non-exclusive, to the extent permitted by law. In addition to all such rights and remedies, the sale, lease or other disposition of the Collateral, or any part thereof, by Agent after Default may be for cash, credit or any combination thereof, and Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set-off the amount of such purchase price against the Obligations then owing. Any sales of such Collateral may be adjourned from time to time with or without notice. Agent may, in its sole discretion, cause the Collateral to remain on the premises of Debtor, at Debtor's expense, pending sale or other disposition of such Collateral. At such times, Agent shall have the right to repair, process, preserve, protect and maintain the Collateral and make such replacements thereof and additions thereto as Agent may deem advisable. Agent shall have the right to conduct such sales on the premises of Debtor, at Debtor's expense, or elsewhere, on such occasion or occasions as Agent may see fit.

                 (b) Entry Upon Premises and Access to Information. Upon the occurrence of a Default described in clause (i) of Section 4.1, and ten
(10) days after the occurrence of any other Default, Agent shall have the right to enter upon (to the exclusion of Debtor) the premises of Debtor where the Collateral is located (or is believed to be located) without any obligation to pay rent to Debtor, or any other place or places where such Collateral is believed to be located and kept, and remove such Collateral therefrom to the premises of Agent or any agent of Agent, for such time as Agent may desire, in order effectively to collect or liquidate such Collateral or to retain such Collateral in satisfaction of the Obligations, and/or Agent may require Debtor to assemble such Collateral and make it available to Agent at a place or places to be designated by Agent. Upon the occurrence of a Default described in clause (i) of Section 4.1, and ten (10) days after the occurrence of any other Default and the receipt by Agent that Debtor intends in good faith cure such Default to the satisfaction of Agent, Agent shall have the right to obtain access to Debtor's data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner Agent deems appropriate; and Agent shall have the right to notify post office authorities to change the address for delivery of Debtor's mail to an address designated by Agent and to receive, open and process all mail addressed to Debtor.

                 (c)      Sale or Other Disposition of Collateral by Agent.
Any notice required to be given by Agent of a sale, lease or other disposition or other intended action by Agent, with respect to any of the Collateral, which is deposited in the United States mails, postage prepaid and duly addressed to Debtor at the address specified below, at least ten (10) days prior to such proposed action shall constitute fair and reasonable notice to Debtor of any such action. The net proceeds realized by Agent upon any such sale or other disposition, after deduction for the expense of retaking, holding, preparing for sale, selling or the like and the reasonable attorneys' and paralegals' fees and legal expenses incurred by Agent or any Secured Party in connection therewith, shall be applied as provided herein toward satisfaction of the Obligations. Agent shall account to Debtor for any surplus realized upon such sale or other disposition, and Debtor shall remain liable for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect Agent's or any Secured Party's security interest in the Collateral until the Obligations are fully paid. Agent shall have the right to commence, continue or defend proceedings in any court of competent jurisdiction in the name of Agent, the "Receiver" (as hereinafter defined) or Debtor for the purpose of exercising any of the rights, powers and remedies set out in this Section 4.2, including, without limitation, the institution of proceedings for the appointment of a Receiver. Debtor agrees that Agent has no obligation to preserve rights to the Collateral against any other Person. Agent is hereby granted a license or other right to use, without charge, Debtor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, tradestyles, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any such Collateral, and Debtor's rights under all licenses and all franchise agreements shall inure to Agent's benefit until the Obligations are paid.

                 (d) Appointment of Receiver. Upon the occurrence of a Default described in clause (i) of Section 4.1 and ten (10) days after the occurrence of any other Default, Agent shall have the right to appoint any Person to be an agent or any Person to be a receiver, manager or receiver and manager (the "Receiver") of the Collateral and to remove any Receiver so appointed and to appoint another if Agent so desires; it being agreed that any Receiver appointed pursuant to the provisions of this Agreement will have all of the powers of Agent hereunder, and in addition, will have the power to carry on the business of Debtor. The Receiver will be deemed to be the agent of Debtor for the purpose of establishing liability for the acts or omissions of the Receiver and Agent will not be liable for such acts or omissions and, without restricting the generality of the foregoing, Debtor hereby irrevocably authorizes Agent to give instructions to the Receiver relating to the performance of its duties as set forth herein.

                 (e) Waiver of Demand. Demand, presentment, protest and notice of nonpayment are hereby waived by Debtor. Debtor also waives the benefit of all valuation, appraisal and exemption laws.

                 (f) Waiver of Notice. UPON THE OCCURRENCE OF A DEFAULT, DEBTOR HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY AGENT OF ITS RIGHTS TO REPOSSESS THE COLLATERAL WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL WITHOUT PRIOR NOTICE OR HEARING.

                 (g) Advice of Counsel. Debtor acknowledges that it has been advised by its counsel with respect to this transaction and this Agreement, including without limitation any waivers contained herein.

                 5.       AGENCY PROVISIONS

         5.1  Appointment of Agent.

         (a) Each Secured Party hereby appoints the Agent as its agent hereunder and hereby authorizes the Agent to take such action on its behalf and to exercise such rights, remedies and privileges hereunder as directed by those Secured Parties holding more than fifty-one percent (51%) or more of the Debentures then outstanding (the "Required Creditors"), all at the cost and expense of Debtor. Subject to the terms and conditions hereof, the Agent shall, on behalf of the Secured Parties, exercise such rights and remedies of the Secured Parties under the Security Documents and take such other actions as may be reasonably incidental thereto as and to the extent the Required Creditors shall from time to time direct the Agent. Nothing herein shall be deemed to constitute the Agent as a trustee or fiduciary for any Secured Party or impose on the Agent any obligations other than those for which express provision is made herein. The Agent shall not have any duties or responsibilities except as expressly set forth herein and no implied covenants, functions or responsibilities shall be read into this Agreement as to the

Agent. Except as required by the specific terms of this Agreement, the Agent shall not have any duty to exercise any right, power, remedy or privilege granted to it hereby or to take any affirmative action or exercise any discretion hereunder unless directed to do so by the Required Creditors (and the Agent shall be fully protected in acting or refraining from acting pursuant to such directions, each Secured Party hereby agreeing that such directions shall be binding upon all of the Secured Parties); provided that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement, the Debentures, any Security Document or applicable law. Further, the Agent shall not be authorized to amend, modify, supplement, alter or waive any provision of or give any consent under any of the Security Documents without the prior written consent of the Required Creditors. The Agent shall promptly notify and transmit to each of the Secured Parties, all information, notices, documentation or instruments it may receive from time to time pursuant to the Security Documents.

         (b) The Agent hereby accepts the appointment as agent on behalf of the Secured Parties and agrees to act in accordance with the terms and conditions of this Agreement. The Agent may perform any of its duties hereunder by or through agents, affiliates or employees, and shall be entitled to retain counsel and to act in reliance on the advice of such counsel concerning all matters pertaining to the agencies created hereby and its duties hereunder, and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of counsel selected by it.

         5.2  Indemnification.

         (a) Each Secured Party hereby agrees, jointly and severally, to indemnify, defend and hold harmless the Agent and its respective officers, directors, affiliates, employees and agents from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs and expenses (including, without limitation, reasonable fees and expenses of attorneys, accountants and experts), reasonably incurred or suffered by the Agent, in its capacity as such, as a result of any action taken or omitted to be taken by the Agent in such capacity, or otherwise incurred or suffered by, made upon, or assessed against the Agent in such capacity, relating to or arising out of this Agreement, the Debenture, any other Security Documents (collectively, "Agent Claims"); provided, however, that (i) no Secured Party shall be required to indemnify or hold harmless the Agent from and against any claims (collectively, "Nonindemnifiable Agent Claims") resulting from or attributable to the Agent's gross negligence, bad faith or willful misconduct. The Obligations of each Secured Party and of the Agent under this Section 5.2 shall survive the termination of this Agreement and the discharge of the Obligations for the applicable statute of limitations period with respect to claims against the Agent.

         (b) Each Secured Party hereby agrees, jointly and severally, to reimburse the Agent promptly following such Agent's demand for any out-of-pocket expenses (including, without limitation, attorneys' fees and expenses) incurred by the Agent hereunder or under any other Collateral Document which is not promptly reimbursed by Debtor. The Agent need not take any action which in the sole and exclusive judgment of the Agent would result in or present a material risk of incurring liability unless it receives concurrence of the Required Creditors and indemnification hereunder to the satisfaction of the Agent therefor. If any indemnity furnished is insufficient or becomes impaired, the Agent may call for an additional indemnity.

         5.3 Exculpation. The Agent shall be entitled to rely upon advice of counsel concerning legal matters, and upon this Agreement, the Debenture, any other Security Documents or any schedule, certificate, statement, report, notice or other writing which it believes in good faith to be genuine or to have been presented by a proper person. Neither the Agent, nor any of its directors, officers, affiliates, employees or agents shall be (i) responsible for any recitals, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of this Agreement, the Debentures or any other Security Document, (ii) responsible for the validity, genuineness, effectiveness, enforceability, existence or value of any collateral security, (iii) under any duty to inquire into or pass upon any of the foregoing matters, or to make any inquiry concerning the performance by Debtor or any other obligor of its obligations under this Agreement, the Debentures or any other Security Document (including, without limitation, any Event of Default), or (iv) in any event, be liable as such for any action taken or omitted by it or them, except for liability resulting from its gross negligence, bad faith or willful misconduct. The Agent shall not incur any liability acting in accordance with the direction of the Required Creditors or the Secured Parties, as applicable, or acting upon any notice, consent, certificate or other instrument, communication, conversation or writing or telephonic instruction or notices to the extent authorized or believed to be genuine and signed or sent by an authorized person. The Agent shall not be deemed to have knowledge of any Event of Default or any comparable event unless it has received actual notice thereof. The Agent shall not be liable to any Secured Party for the acts or omissions of its agents (other than acts or omissions resulting from such agents' gross negligence, bad faith or willful misconduct) that the Agent has selected with reasonable care.

         5.4 No Diminishment of Rights. The rights and remedies herein of the Secured Parties against Debtor shall not be deemed to be diminished, restricted, amended, modified, altered, waived, delayed, impaired, superseded or in any way affected by this Article 5. Debtor further agrees that this
Article 5 is solely for the benefit of Agent and shall not give Debtor, its successors and assignees, or any other Person, any rights in addition to those already granted or possessed, in respect of Agent or any Secured Party.

                 6.       MISCELLANEOUS.

                 6.1 Waiver. Agent's failure, at any time or times hereafter, to require strict performance by Debtor of any provision of this Agreement shall not waive, affect or diminish any right of Agent thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Agent of a Default under this Agreement or a default under any of the other Security Documents shall not suspend, waive or affect any other Default under this Agreement or any other default under any of the other Security Documents, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of Debtor contained in this Agreement or any of the other Security Documents, and no Default under this Agreement or default under any of the other Security Documents, shall be deemed to have been suspended or waived by Agent unless such suspension or waiver is in writing signed by an officer of Agent, and directed to Debtor specifying such suspension or waiver.

                 6.2 Costs and Attorneys' Fees. If at any time or times hereafter Agent employs counsel in connection with protecting or perfecting Agent's security interest in the Collateral or in connection with any matters contemplated by or arising out of this Agreement, whether (a) to commence, defend, or intervene in any litigation or to file a petition, complaint, answer, motion or other pleading, (b) to take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise), (c) to consult with officers of Agent to advise Agent with respect to this Agreement or the other Security Documents or the Collateral, (d) to protect, collect, lease, sell, take possession of, or liquidate any of the Collateral, or (e) to attempt to enforce or to enforce any security interest in any of the Collateral, to attempt to enforce or to enforce any rights of Agent to collect any of the Obligations, then in any of such events, all of the reasonable attorneys' fees arising from such services, and any expenses, costs and charges relating thereto, including without limitation all reasonable fees of the paralegals and other staff employed by such attorneys, together with interest at the rate prescribed in the Debentures and shall be part of the

Obligations, payable on demand and secured by the Collateral. Such interest shall accrue at the times, and in the manner, provided for in the Debentures.

                 6.3 Expenditures by Agent. If Debtor shall fail to pay taxes, insurance, assessments, costs or expenses which Debtor is, under any of the terms hereof or of any of the other Security Documents, required to pay, or fails to keep the Collateral free from other security interests, liens or encumbrances, except as permitted herein, Agent may, in its sole discretion, after notice to Debtor, make expenditures for any or all of such purposes, and the amount so expended, together with interest thereon at the rate prescribed in the Debentures and shall be part of the Obligations, payable on demand and secured by the Collateral.

                 6.4 Custody and Preservation of Collateral. Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as Debtor shall request in writing, but failure by Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure by Agent to preserve or protect any right with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by Debtor, shall of itself be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

                 6.5 Assignability; Parties. This Agreement may not be assigned by Debtor without the prior written consent of Agent. Whenever in this Agreement there is reference made to any of the parties hereto, such reference shall be deemed to include, wherever applicable, a reference to the successors and permitted assigns of Debtor and the successors and assigns of Agent.

                 6.6 Applicable Law; Severability. THIS AGREEMENT SHALL BE CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PRINCIPLES) AND DECISIONS OF THE STATE OF ILLINOIS. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

                 6.7 Application of Payments. Notwithstanding any contrary provision contained in this Agreement or in any of the other Security Documents, Debtor irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received by Agent from Debtor or with respect to any of the Collateral, and Debtor does hereby irrevocably agree that Agent shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times hereafter, whether with respect to the Collateral or otherwise, against the Obligations in such manner as Agent may deem advisable, notwithstanding any entry by Agent upon any of its books and records.

                 6.8 Marshalling; Payments Set Aside. Agent shall be under no obligation to marshall any assets in favor of Debtor or any other Person or against or in payment of any or all of the Obligations. To the extent that Debtor makes a payment or payments to Agent or Agent enforces its security interests or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state, federal or foreign law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                 6.9 Section Titles. The section and subsection titles contained in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties.

                 6.10 Continuing Effect. This Agreement, Agent's security interests in the Collateral of Debtor, and all of the other Security Documents shall continue in full force and effect so long as any Obligations of Debtor shall be owed to Agent.

                 6.11 Notices. Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered upon the earlier of (a) personal delivery to the address set forth below (b) delivery by facsimile or similar means of delivery and (c) in the case of mailed notice, three (3) days after deposit in the United States mails, with proper postage for certified mail, return receipt requested, prepaid, or in the case of notice by Federal Express or other reputable overnight courier service, one (1) Business Day after delivery to such courier service, addressed to the party to be notified as follows:

                 (i)      If to Agent or any Secured Party at:

                          Paradigm Venture Investors, LLC
                          95 Revere Drive
                          Suite A
                          Northbrook, Illinois 60062
                          Attention:  Mr. Sheldon Drobny

                          Telephone Number:  (847) 291-4200
                          Facsimile Number:  (847) 291-9567

                          with a copy to:

                          Holleb & Coff
                          55 E. Monroe Street, Suite 4100
                          Chicago, Illinois 60603
                          Attention:  Steven H. Shapiro, Esq.

                          Telephone Number:  (312) 807-4600
                          Facsimile Number:  (312) 807-3900

                 (ii)     If to Debtor at:

                          Fundex Games, Ltd.
                          3750 W. 16th Street
                          Indianapolis, Indiana 46222
                          Attention: Mr. Chip Voigt

                          Telephone No: (317) 263-9869
                          Facsimile No: (317) 263-0036

or to such other address as each party designates to the other in the manner herein prescribed.

                 6.12 Equitable Relief. Debtor recognizes that, in the event Debtor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Agent; therefore, Debtor agrees that Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

                 6.13 Entire Agreement. This Agreement, together with the Security Documents executed in connection herewith, constitutes the entire Agreement among the parties with respect to the subject matter hereof, and supersedes all prior written or oral understandings with respect thereto. This Agreement may be amended only by mutual agreement of the parties evidenced in writing and signed by the party to be charged therewith.

                 6.14 Indemnity. Debtor agrees to defend, protect, indemnify and hold harmless Agent and each and all of its respective officers, directors, employees, attorneys and agents ("Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for the Indemnified Parties in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Parties shall be designated by a party thereto), which may be imposed on, incurred by, or asserted against any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state, local or foreign laws or other statutory regulations, including without limitation securities, environmental and commercial laws and regulations, under common law or at equitable cause, or on contract or otherwise) in any manner relating to or arising out of this Agreement or the other Security Documents, or any act, event or transaction related or attendant thereto (including any liability under federal, state, local or foreign environmental laws or regulations); provided, that Debtor shall not have any obligation to any Indemnified Party hereunder with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Debtor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all matters incurred by the Indemnified Parties. Any liability, obligation, loss, damage, penalty, cost or expense incurred by the Indemnified Parties shall be paid to the Indemnified Parties on demand, together with interest thereon at the rate prescribed for in the Debentures from the date incurred by the Indemnified Parties until paid by Debtor, and such amounts shall be added to the Obligations and be secured by the Collateral. The provisions of and undertakings and indemnifications set out in this Section 614 shall survive the satisfaction and payment of the Obligations.

                 6.15 Representations and Warranties. Notwithstanding anything to the contrary contained herein, each representation or warranty contained in this Agreement or any of the other Security Documents shall survive the execution and delivery of this Agreement and the other Security Documents and the repayment of the Obligations.

                 IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                                 FUNDEX GAMES, LTD. (f/k/a THIRD QUARTER, INC.

                                 By:  /s/ Carl E. Voigt, IV
                                      __________________________________

                                 Its: President
                                      ________________________________



                                 PARADIGM VENTURE INVESTORS, LLC

                                 By:  /s/ Sheldon Drobny
                                      __________________________________

                                 Its: Manager
                                      ________________________________


                                 P.C. GOLDSTICK REVOCABLE TRUST

                                 By:__________________________________
                                 Its: ________________________________


                                 _____________________________________
                                 Richard Golden


                                 _____________________________________
                                 Dennis Goby


                                 _____________________________________
                                 Stacy L. Rosenberg


                                 _____________________________________
                                 Gregg Rosenberg


                                 _____________________________________
                                 Steve Levy

                                 HARBOUR COURT LP I


                                 By:__________________________________
                                 Its: ________________________________


                                 _____________________________________
                                 Sharon D. Gonsky


                                 _____________________________________
                                 Buzz Simons

                                 _____________________________________
                                 Jay B. Gale & Elayne Gale, joint tenants


                                 _____________________________________
                                 Jerome Schachter


                                 _____________________________________
                                 Sheldon Drobny


                                 _____________________________________
                                 Aaron Fischer


                                 _____________________________________
                                 Stewart Shiman